Exhibit 10.23

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

‘MANUFACTURING TRANSFER AGREEMENT
(Controlled Release Metformin Formulations — USA)

DEPOMED, INC.
a company organized under the laws of California, USA
with offices at
1360 O’Brien Drive
Menlo Park,
California, 94025

AND:

BIOVAIL LABORATORIES INTERNATIONAL SRL
a Barbados society with restricted liability,
whose head office is
Chelston Park
Building 2, Collymore Rock
St. Michael BH1
Barbados, West Indies

Biovail – Depomed Manufacturing Transfer Agreement

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Contents

1.	DEFINITIONS	2

2.	1000MG PRODUCT LICENSES	7

	PATENT LICENSE	7
	TRADEMARK LICENSE	7
	RESERVATION OF RIGHTS	8
	EXPORTATION	8

3.	TRANSFER OF NDA	9

	TRANSFER OF TECHNICAL INFORMATION	9
	MANUFACTURING OF THE 500MG PRODUCT	11

4.	ROYALTIES	11

	NO ROYALTIES ON CERTAIN PRODUCTS	11
	ROYALTIES ON 1000MG PRODUCT	11
	ROYALTIES ON 500MG PRODUCT	12
	REDUCTION OF ROYALTIES	12
	ROYALTY REPORTS AND PAYMENTS	13
	RECORDS AND AUDITS	13

5.	PATENTS, INFRINGEMENT	14

	INFRINGEMENT	14
	INFRINGEMENT OF THIRD PARTY PATENTS	15

6.	OWNERSHIP OF INVENTIONS AND KNOW-HOW	16

	OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS	16
	DISCLOSURE OF INVENTIONS	17
	FILING AND PROSECUTION OF PATENT APPLICATIONS BY DEPOMED	17
	FILING AND PROSECUTION OF PATENT APPLICATIONS BY BLS	18

7.	REPRESENTATIONS AND WARRANTIES; NON-COMPETITION	19

	REPRESENTATIONS AND WARRANTIES OF BLS	19
	MUTUAL REPRESENTATIONS AND WARRANTIES	20
	NON-COMPETITION	20

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

ii

CONFIDENTIAL TREATMENT REQUESTED

8.	INDEMNIFICATION	21

INDEMNIFICATION OF BLS		21
INDEMNIFICATION OF DEPOMED		22

9.	CONFIDENTIALITY	23

10.	TERM	24

11.	EXPIRY AND TERMINATION	25

12.	PUBLICITY	27

13.	ASSIGNABILITY	27

14.	PATENT LIFE EXTENSION	28

15.	NOTICES	28

16.	FORCE MAJEURE	29

17.	MISCELLANEOUS	30

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

iii

CONFIDENTIAL TREATMENT REQUESTED

MANUFACTURING TRANSFER AGREEMENT
(Controlled Release Metformin Formulations — USA)

THIS MANUFACTURING TRANSFER AGREEMENT is made as of the 13th day of December, 2005, by and between

DEPOMED, INC.
a company organized under the laws of California, USA
with offices at
1360 O’Brien Drive
Menlo Park,
California, 94025

(Hereinafter referred to as “Depomed”)

AND:

BIOVAIL LABORATORIES INTERNATIONAL SRL
a Barbados society with restricted liability,
whose head office is
Chelston Park
Building 2, Collymore Rock
St. Michael BH1
Barbados, West Indies

(Hereinafter referred to as “BLS”)

RECITALS

A.                                   BLS is the owner of original processes, a patent application and know-how for the development and manufacture of oral drug delivery systems which form the basis of the 1000mg Product (as defined herein).

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

B.                                     BLS has developed and may further develop products using proprietary BLS drug delivery technology, including without limitation as contemplated by the Supply Agreement.

C.                                     BLS has agreed to assign to Depomed the Regulatory Approval obtained by BLS or its Affiliate for the 500mg Product, which Regulatory Approval will be supplemented with an Application for Regulatory Approval for the 1000mg Product.

D.                                    Depomed desires to obtain rights to market and sell the 1000mg Product in the Territory.

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth herein and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.                                      DEFINITIONS.

The terms defined in this Article 1 shall, for all purposes of this Agreement, have the following meanings:

1.1                                 “1000mg Product” shall mean the once-daily oral formulation of the Active Ingredient in combination with BLS’s proprietary drug delivery technology described in the Patent Rights and developed pursuant to the Work Plan.

1.2                                 “500mg Product” shall mean the once daily oral tablet formulation of the Active Ingredient in a 500 mg strength using the AcuForm Delivery Technology that is the subject of NDA No. 21-748 filed with the FDA on April 27, 2004 (as such NDA may be amended or supplemented subsequent to the Effective Date).

1.3                                 “Active Ingredient” shall mean the chemical compound known as metformin HCl.

1.4                                 “Affiliate” shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For the purposes of this Section, “Control” shall mean ownership of at least fifty percent (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of incorporation) of the shares of stock entitled to vote for directors in the case of a corporation and at least fifty percent (or such lesser percent as may be the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

maximum that may be owned by foreign interests pursuant to the laws of the country of domicile) of the interests in profits in the case of a business entity other than a corporation.

1.5                                 “Application for Regulatory Approval” shall mean an application made to a Regulatory Authority in any country for permission to Market a pharmaceutical product in that country.

1.6                                 “AcuForm Delivery Technology” shall mean Depomed’s delivery system designed to be retained in the stomach for an extended period of time while that delivery system delivers the incorporated drug or drugs, and includes the Depomed Patent Rights.

1.7                                 “Depomed Revenues” shall mean for any calendar quarter, the aggregate of all amounts received, or receivable in future periods, by Depomed or its Affiliates and assigns in respect of sales of 1000mg Product by Distributors made in that calendar quarter, or in respect of sales by Depomed’s licensees of the 500mg Product made in that calendar quarter, as applicable, including without limitation supply prices, royalties, trademark license fees, handling fees and commissions, less the following deductions actually allowed and taken and not otherwise recovered by or reimbursed to Depomed or its Affiliates and assigns in respect of such amounts:  (i) rebates, credits or other reimbursements actually paid; and (ii) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions. Depomed Revenues shall not include amounts in respect of sales of 1000mg Product or 500mg Product between or among Depomed or its Affiliates or assigns.

1.8                                 “Distributor” shall mean an entity designated by Depomed to perform its distribution and Marketing activities with respect to the 1000mg Product in the Territory, in accordance with the terms of this Agreement.

1.9                                 “Effective Date” shall mean the date first written on page 1 of this Agreement.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

1.10                           “FDA” shall mean the United States Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to pharmaceutical products.

1.11                           “Final Judgment” shall mean a judgment by a court of competent jurisdiction that is unappealed (and the time for appealing has expired) or is unappealable.

1.12                           “Invention” shall mean each of the 500mg Product and the 1000mg Product, any improvement to the 500mg Product or the 1000mg Product, any new use of the 500mg Product or the 1000mg Product, any new performance characteristic of the 500mg Product or the 1000mg Product, any new process used to Manufacture the 500mg Product or the 1000mg Product, or any step or steps in any such process, and includes all formulations of the 500mg Product or the 1000mg Product.

1.13                           “Know-How” shall mean all inventions, discoveries, trade secrets, improvements and information not in the public domain, whether or not patented or patentable (but excluding Patent Rights), together with all experience, data, formulas, procedures and results, and improvements thereon, now or hereafter developed or acquired by and proprietary or licensed with right to sublicense to BLS on the date hereof or which are developed or acquired during the term of and in connection with this Agreement, which relate to or are used in conjunction with the development, manufacture or use of 1000mg Product.

1.14                           “Knowledge” or “knowledge” shall mean, with respect to BLS, the actual knowledge of the executive officers of BLS, after reasonable inquiry directed to such employees of BLS who would reasonably be expected to have knowledge of relevant matters.

1.15                           “Manufacture” shall mean to process, prepare, make, and analyze, and Manufacturing and Manufactured shall have a corresponding meaning.

1.16                           “Market” shall mean to promote, distribute, package, label, market, advertise, sell or offer to sell, and Marketing shall have a corresponding meaning.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

1.17                           “NDA” shall mean a New Drug Application or equivalent application for approval to market submitted to the FDA.

1.18                           “Net Sales” shall mean the total of all amounts invoiced by Depomed, its Affiliates, Distributors, licensees and assigns for 1000mg Product and 500mg Product, as applicable, sold to independent, unrelated third parties in the Territory in bona fide arms-length transactions, less the following deductions actually allowed and taken by such third parties and not otherwise recovered by or reimbursed to Depomed or its Affiliates, sub-licensees and assigns: (i) trade, cash and quantity discounts in such amounts as are customary in the trade; (ii) rebates, credits or other reimbursements actually paid; (iii) taxes on sales (such as sales or use taxes) to the extent added to the sales price and set forth separately as such in the total amount invoiced; (iv) value added taxes when included as part of the sales price and not refunded to the payor; (v) freight, insurance, and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount invoiced; and (vi) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions. Net Sales shall not include sales of a 1000mg Product or a 500mg Product between or among Depomed, its Affiliates, Distributors, licensees or assigns.

1.19                           “Party” shall mean BLS or Depomed, and “Parties” shall mean BLS and Depomed.

1.20                           “Patent Rights” shall mean any patent application or issued patent covering 1000mg Product or any improvement to 1000mg Product or any methods for making or using 1000mg Product or any improvement to such methods, which patents or patent applications are owned by or licensed to BLS as of the date hereof or which are developed or acquired by or licensed to BLS during the term of this Agreement, in the Territory, including any addition, continuation, continuation-in-part, or division thereof or any substitute application thereof, any reissue or extension of any such patent, and any confirmation patent, registration patent revalidation patent, or patent of addition based on

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

any such patent, and includes without limitation the United States patent application set forth in Schedule 1.20.

1.21                           “Regulatory Approval” shall mean the permission or consent granted by any relevant Regulatory Authority for the Marketing of 1000mg Product in the Territory, and includes all of the contents of the Application for Regulatory Approval as approved by that Regulatory Authority, and any Drug Master File referenced by that Application for Regulatory Approval.

1.22                           “Regulatory Authority” shall mean, in respect of any country, any government or other agency responsible for the issuance of approval to Market pharmaceutical products in or sold from that country, including without limitation the FDA.

1.23                           “Regulatory Data” shall mean all information and data necessary to obtain or maintain Regulatory Approval for 1000mg Product in the Territory, including post-approval reports, filings and submissions and shall include, but not be limited to, any Clinical Information required for that purpose.

1.24                           “Supplemental NDA” shall mean the supplemental NDA related to the 1000mg Product to be developed and submitted in accordance with the Work Plan.

1.25                           “Supply Agreement” shall mean the Supply Agreement, dated as of the Effective Date, between Depomed and BLS relating, inter alia, to the 1000mg Product.

1.26                           “Technical Information” shall mean all Know-How, and all trade secrets, inventions, data and technology relating to the 500mg Product or the 1000mg Product, and any improvements and modifications to any of the foregoing, and includes, without limitation, processes and analytical methodology used in the development, testing, analysis and manufacture of the 500mg Product or the 1000mg Product, and medical, clinical, toxicological and other scientific data relating to the 500mg Product or the 1000mg Product.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

1.27                           “Territory” shall mean the United States and its possessions, including Puerto Rico.

1.28                           “Trademark” shall mean the “Glumetza” trademark owned by BLS.

1.29                           “Valid Claim” shall mean a claim of (a) an unexpired issued patent falling within Patent Rights, which claim shall not have been withdrawn, cancelled, disclaimed or held invalid by a court, tribunal, arbitrator or governmental agency of competent jurisdiction in a final or unappealed or unappealable decision or (b) of any patent application that has not been cancelled, withdrawn or abandoned, or has been pending for more than seven years.

1.30                           “Work Plan” shall mean the work plan related to the development of the 1000mg Product, as referred in the Supply Agreement.

2.                                      1000MG PRODUCT LICENSES

Patent License

2.1                                 Subject to the provisions of Section 2.4, BLS hereby grants to Depomed an exclusive license in the Territory under Patent Rights, with the right to grant sublicenses of the same scope as the license granted by this Agreement, (except that any sublicensee shall have no right to grant further sublicenses), to Manufacture, have Manufactured, Market, use and sell 1000mg Product.

Trademark License

2.2                                 Subject to the provisions of Section 2.4, BLS hereby grants to Depomed an exclusive license in the Territory to the Trademark for the purpose of Marketing the 1000mg Product in the Territory. Except as set forth in the preceding sentence, nothing herein shall be deemed to give either Party any rights to the trademarks of the other Party.

2.3                                 The licenses granted to Depomed pursuant to sections 2.1 in respect of the Manufacture of the 1000mg Product shall become operative only when Depomed acquires the right to

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

grant a sublicense to a third party supplier pursuant to Section 16.2(b) of the Supply Agreement.

Reservation of Rights

2.4                                 BLS reserves to itself the right

(a)                                  to Manufacture the 1000mg Product for supply to Depomed pursuant to the terms of the Supply Agreement, and to grant licenses to its Affiliates and to qualified third parties the right to Manufacture the 1000mg Product for that purpose; and

(b)                                 to Manufacture the 1000mg Product in the Territory for Marketing outside the Territory.

Exportation

2.5                                 To the extent legally permissible, Depomed shall use, and shall cause its Affiliates to use, commercially reasonable efforts to prevent the exportation of the 1000mg Product outside of the Territory. Depomed shall not, and shall cause its Affiliates not to, directly or indirectly, in any manner whatsoever, enter into or engage in the Marketing of the 1000mg Product outside the Territory, and shall not sell the 1000mg Product to any person or entity whom Depomed or an Affiliate of Depomed has reason to believe may sell or who, to the knowledge of Depomed or an Affiliate of Depomed, has in the past sold the 1000mg Product outside the Territory (any such sale, an “Unauthorized Sale”). Depomed shall promptly use commercially reasonable efforts to take any action reasonably available to Depomed, and shall within sixty (60) days after any Unauthorized Sale has come to the attention of Depomed or an Affiliate of Depomed, initiate all steps lawfully available to Depomed or that Affiliate in the Territory, to prevent such Unauthorized Sales.

2.6                                 BLS and its Affiliates in the United States, shall use commercially reasonable efforts to take steps lawfully and reasonably available to them to prevent or reduce Unauthorized Sales.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

3.                                      TRANSFER OF NDA

3.1                                 As soon as practicable but in no event later than forty-five (45) days after the Effective Date, BLS shall provide Depomed with letters addressed to FDA authorizing and requesting that each of the NDA and IND owned by BLS and pertaining to the 500mg Product and 1000mg Product be transferred, in its entirety, to the name of Depomed. BLS shall provide Depomed with a copy of the letter and Depomed shall immediately send a letter to FDA accepting the NDA and IND. The Parties acknowledge that, prior to the transfer to Depomed contemplated by this Section 3.1:  (i) the CMC Section of the NDA related to the 1000mg Product will be transferred to a drug master file in order to preserve the confidentiality of certain BLS proprietary information reflected therein, and (ii) certain information related to a solvent-based 1000 mg extended release metformin formulation currently included within the NDA covering the 500mg Product will be removed from the NDA or transferred to a drug master file.

Transfer of Technical Information

3.2                                 The Parties acknowledge that BLS has generated certain Technical Information related to the 500mg Product subsequent to the execution of the Prior Agreement. Accordingly, BLS shall at the written request of Depomed (a) disclose and transfer to Depomed all of the Technical Information in the possession of BLS and (b) provide to Depomed such training and support at the facilities of Depomed, its licensee or its contract manufacturer, as Depomed, its licensee or its contract manufacturer reasonably requires to efficiently and economically optimize use of the Technical Information related to the 500mg Product in the Manufacture and Marketing of the 500mg Product (the “Technology Transfer”). Depomed shall arrange for access to the facilities of any licensee or contract manufacturer, at its own expense, to enable such disclosure and transfer to be conducted. BLS shall provide sufficient personnel to assist in the Technology Transfer as described in this Article 3, and may direct or authorize any contract manufacturer of BLS to provide any part of such Technology Transfer. BLS and Depomed shall cooperate to ensure that

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

the Technology Transfer may be completed as expeditiously as possible, but not later than [***].

3.3                                 The training and support to be provided by BLS to Depomed for the Manufacture of the 500mg Product shall include, without limitation:

(a)                                  training and support in all of the methods necessary to practice the Technical Information in the analysis, formulation and manufacturing of the 500mg Product;

(b)                                 demonstration of, and support and training in, the manufacturing processes, analytical testing, packaging and QC using the Technical Information at that manufacturing facility of BLS or any third party contract manufacturer, and

(c)                                  technical support for the successful manufacturing by Depomed of three validation batches of the 500mg Product.

3.4                                 In fulfillment of the obligations of BLS under Section 3.3, and at Depomed’s request upon reasonable notice, during normal business hours, BLS shall provide not more than three (3) people who are in BLS’s reasonable determination fully qualified with respect to and familiar with the procedures and processes used in the Manufacture of the 500mg Product, for a cumulative period of not more than ten (10) business days each, to provide or to cause to be provided to Depomed the assistance and Know-How required pursuant to Section 3.3 to enable Depomed to Manufacture the 500mg Product in the Territory and to observe and assist in the Manufacture by Depomed, at Depomed’s own expense, of three (3) pivotal batches of the 500mg Product, at no cost to Depomed. BLS shall not be required to update any dossiers or other files provided to Depomed as part of the assistance to be provided to Depomed pursuant to this Article 3 beyond what is required to put such dossiers or files in compliance with the then current Laws of the Territory. The obligations of BLS to provide technical assistance under Section this Article 3 shall expire [***] years after Depomed’s first request for documents or information under Section 3.3.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Manufacturing of the 500mg Product

3.5                                 BLS will assist Depomed in facilitating supply arrangements between Depomed and BLS’s tablet and active pharmaceutical ingredient manufacturers of the 500mg Product, and other suppliers to BLS involved in the manufacture or packaging of the 500mg Product. Concurrently with the execution of this Agreement, BLS shall have eliminated any conditions in its supply agreements related to the 500mg Product that preclude any BLS supplier from manufacturing either the 500mg Product or active pharmaceutical ingredient for Depomed, and has provided Depomed with evidence of the elimination of any such provision.

4.                                      ROYALTIES

No Royalties on Certain Products

4.1                                 Notwithstanding the provisions of Sections 4.2 to 4.7 below, no royalties shall be payable on any Net Sales of, or on any Depomed Revenues relating to, any quantities of the 1000mg Product supplied to Depomed pursuant to the provisions of the Supply Agreement.

Royalties on 1000mg Product

4.2                                 In consideration for the licenses granted herein, and subject to the other provisions of this Article 4 (including without limitation Section 4.1), Depomed shall pay to BLS an earned royalty equal to the lesser of:

(a)                                  six percent of Net Sales which are Net Sales of 1000mg Product; and

(b)                                 thirty percent of Depomed Revenues in respect of Net Sales which are of 1000mg Product.

4.3                                 Subject to the provisions of Section 4.4, Depomed shall pay the earned royalties required by Section 4.2, in respect of the Net Sales (or, if applicable, Depomed Revenues) of the 1000mg Product in the Territory until:

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

(a)                                  the expiry of [***] from the first commercial sale of 1000mg Product in the Territory; or

(b)                                 the 1000mg Product is no longer covered by a Valid Claim,

whichever is later.

4.4                                 If at any time during the term of this Agreement, the 1000mg Product is not covered by a Valid Claim, and the ten year period referred to in Section 4.3(a) has not expired in the Territory, then the Net Sales (or, if applicable, Depomed Revenues) of the 1000mg Product in the Territory that are subject to payment of earned royalty shall be reduced to one-half of such actual Net Sales (or, if applicable, Depomed Revenues).

4.5                                 Upon the expiration of the obligations of Depomed to make the royalty payments required by Section 4.2 in the Territory, the licenses granted to Depomed by Sections 2.1 and 2.2 shall be perpetual and fully paid-up.

Royalties on 500mg Product

4.6                                 In consideration for the licenses granted herein, and subject to the other provisions of this Article 2.5 of this Agreement, Depomed shall pay to BLS an earned royalty of the lesser of:

(a)                                  one percent of Net Sales which are Net Sales of 500mg Product; and

(b)                                 five percent of Depomed Revenues in respect of Net Sales which are Net Sales of 500mg Product.

4.7                                 Depomed shall pay the earned royalties required by Section 4.6, in respect of the Net Sales (or, if applicable, Depomed Revenues) of the 500mg Product in the Territory until the expiry of [***] from the first commercial sale of the 500mg Product in the Territory.

Reduction of Royalties

4.8                                 In the event that a court or governmental agency compels Depomed to grant a sub-license to any third party for 1000mg Product under terms or conditions more favorable than

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

those contained herein, Depomed shall automatically have the benefit of the more favorable terms with respect to all sales of 1000mg Product in the Territory wherein such third-party compulsory license has been granted.

Royalty Reports and Payments

4.9                                 Within ten (10) days after the end of any calendar month in which Depomed has made any sales of 1000mg Product not purchased pursuant to the Supply Agreement, Depomed shall deliver a report to BLS specifying the gross sales of the 1000mg Product sold by Depomed and its Distributors in that calendar month in the Territory.

4.10                           Within fifteen (15) days after the end of any calendar quarter in which Depomed has made any sales of 1000mg Product not purchased pursuant to the Supply Agreement, Depomed shall submit to BLS a report setting forth separately the Net Sales of 1000mg Product (and, if applicable, the Depomed Revenues in respect of Net Sales of 1000mg Product) and the 500mg Product (and, if applicable, the Depomed Revenues in respect of Net Sales of 500mg Product) sold during said calendar quarter in the Territory, the calculation of earned royalties payable for such calendar quarter, and the basis for any reduction in those earned royalties taken pursuant to this Agreement. Earned royalty payments hereunder shall be made in United States dollars within forty-five days following the end of each calendar quarter, and each payment shall include royalties which shall have accrued during said calendar quarter.

4.11                           No multiple royalties shall be payable because 1000mg Product, its manufacture, use or sale is or shall be covered by more than one Patent Right. No multiple royalties shall be payable because 500mg Product, its manufacture, use or sale is or shall be covered by more than one Depomed Patent Right.

Records and Audits

4.12                           Depomed and its Affiliates shall keep and maintain, and shall cause its Distributors, licensees and assigns to keep and maintain, records of Net Sales and Depomed Revenues.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Such records shall be open to inspection by BLS or, in the case of Distributors, licensees and assigns, by Depomed on behalf of BLS, at any mutually agreeable time during normal business hours within two years after the royalty period to which such records relate by an independent certified public accountant reasonably acceptable to Depomed but selected by BLS. Said accountant shall have the right to examine the records kept pursuant to this Agreement and report findings of said examination of records to BLS only insofar as it is necessary to evidence any error on the part of Depomed. This right of inspection shall be exercised only once for any calendar year. The cost of such inspection shall be borne by BLS unless the result of such examination is the determination that Net Sales (or, if applicable, Depomed Revenues) have been understated by at least three percent for any calendar year in which event Depomed shall bear the reasonable cost of such inspection.

5.                                      PATENTS, INFRINGEMENT

Infringement

5.1                                 If either Party determines that any of the Patent Rights have been infringed by the Manufacture or Marketing in the Territory of a product containing metformin as its sole active ingredient, such Party shall give to the other Party notice of such alleged infringement, in which event Depomed may at its discretion take such steps as it may consider necessary to prosecute such infringement. Depomed may not settle any such litigation in a manner that adversely affects the rights of BLS hereunder without the consent of BLS, which consent shall not be unreasonably withheld. BLS shall have the right, at its own expense, to be represented by counsel in any such litigation. If Depomed, after such notice, elects not to bring suit, it shall notify BLS of such election within thirty days after receipt of such notice and BLS shall then have the right to bring suit at its own expense. BLS shall also have the right to bring suit if Depomed fails to institute suit within ninety days from the date of the original notice of infringement by BLS. In furtherance and not in limitation of the foregoing provisions of this Section 5.1, BLS may at its discretion take such steps as it may consider necessary to prosecute any

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

infringement of any patent or other intellectual property rights owned or Controlled by BLS by the Manufacture or Marketing outside of the Territory of any product containing metformin as the sole active ingredient, and Depomed shall have no right to prosecute, or otherwise participate in the prosecution of, any such infringement.

5.2                                 In any litigation brought by Depomed under Section 5.1, Depomed shall notify BLS of the commencement of that litigation and shall have the right to use and sue in BLS’s name, and BLS shall have the right, at its own expense, to be represented by counsel. In any such litigation, BLS may elect by notice to Depomed to share equally with Depomed the costs of such litigation (including any costs incurred by BLS prior to the Effective Date) in exchange for the right to share equally with Depomed in any recovery of damages resulting from such litigation. Such election by BLS shall be made not later than 60 days from the date such litigation is commenced. Depomed may not settle any such litigation in a manner that adversely affects the rights of BLS hereunder without BLS’s consent, which consent shall not be unreasonably withheld.

5.3                                 In any litigation brought by BLS following an election by Depomed pursuant to Section 5.1 not to bring suit, BLS shall notify Depomed of the commencement of that litigation and shall have the right to use and sue in Depomed’s name, and Depomed shall have the right, at its own expense, to be represented by counsel. In any such litigation, Depomed may elect by notice to BLS to share equally with BLS the costs of such litigation in exchange for the right to share equally with BLS in any recovery of damages resulting from such litigation. Such election by Depomed shall be made not later than 60 days from the date of the commencement of any such action. BLS may not settle any such litigation in a manner that adversely affects the rights granted to Depomed under this Agreement without Depomed’s consent.

Infringement of Third Party Patents

5.4                                 In the event of a judgment in any suit relating to the 1000mg Product requiring Depomed to pay damages or a royalty in respect of the 1000mg Product to a third party or in the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

event of a settlement of such suit or threatened suit consented to by BLS (which consent shall not be unreasonably withheld) requiring damages or royalty payments to be made in respect of the 1000mg Product, the future royalty payments due to BLS pursuant to Sections 4.2, 4.3 and 4.4 in respect of the 1000mg Product shall be reduced by the full amounts due under the requirement of such Final Judgment or under the terms of such settlement, until the full amount of such judgment or settlement has been recovered by Depomed.

6.                                      OWNERSHIP OF INVENTIONS AND KNOW-HOW

Ownership of Intellectual Property Rights

6.1                                 Each of Depomed and BLS shall retain its rights in and/or title to all Inventions which it owned or controlled prior to the date hereof.

6.2                                 All Inventions made by Depomed or by BLS in the performance of their respective obligations under the Prior Agreement, this Agreement, or the Work Plan shall be owned as follows:

(a)                                  any such Inventions relating to the formulations of the 1000mg Product, to the BLS drug delivery technology described in the Patent Rights, or to any process for manufacturing the 1000mg Product shall belong to BLS; and

(b)                                 any such Inventions relating to the clinical use of the 1000mg Product shall belong to the Party making such Invention.

6.3                                 Depomed shall have the exclusive right to use, within the Territory, any Invention relating to the clinical use of the 1000mg Product that is subject to Section 6.2(b) and that is owned or controlled by BLS. BLS shall have the exclusive right to use, outside of the Territory, any Invention relating to the clinical use of the 1000mg Product that is subject to Section 6.2(b) and that is owned or controlled by Depomed.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

6.4                                 The determination of inventorship for Inventions shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

6.5                                 Except as expressly provided in this Agreement, each joint owner may make, use, sell, keep, license, assign, or mortgage any jointly owned Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, to the extent of the joint owner’s interest therein, without the consent of and without accounting to the other joint owner.

6.6                                 Each of Depomed and BLS shall cause any inventor of any Invention employed by Depomed or BLS respectively to assign any and all rights that any such inventor may have in any such Invention to Depomed or to BLS, as contemplated by this Agreement, and shall at no further cost to Depomed execute any documents that may reasonably be required to apply for and to obtain any such patents.

Disclosure of Inventions

6.7                                 Each of BLS and Depomed shall endeavour to advise the other of any Inventions and of any patent applications that it intends to file that may be subject to the provisions of this Article 6, as promptly as possible, to arrange, to the fullest extent possible, for simultaneous filing of applications where appropriate and to avoid as much as possible any disclosure that may be considered to be prior art to an application filed by the other Party. If at any time during the term of this Agreement it appears that any further agreement between the Parties is reasonably required to assist in obtaining patent protection for the 1000mg Product, the Parties shall act diligently and reasonably to negotiate the terms of, and enter into, such an agreement.

Filing and Prosecution of Patent Applications by Depomed

6.8                                 Depomed shall have right and the responsibility for filing, prosecuting and maintaining patents and patent applications for all Inventions owned by Depomed.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

6.9                                 Depomed shall advise BLS in writing of its plans to file patent applications for any such Invention, and of the countries in which Depomed intends to file such applications. BLS may at its own expense file an application for any Invention in any country in respect of which Depomed has not indicated it will file an application. Any such application filed by BLS and any patent issuing therefrom shall be filed in the name of the inventors or of Depomed and shall at the request of BLS be assigned to BLS.

Filing and Prosecution of Patent Applications by BLS

6.10                           BLS shall have right and the responsibility for filing, prosecuting and maintaining patents and patent applications for all Inventions owned by BLS in the Territory. BLS shall disclose to Depomed the complete texts of all patent applications filed by BLS that relate to the 1000mg Product owned by BLS, as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving such a patent application anywhere in the world. Depomed shall have the right to review all such pending applications and other proceedings and make recommendations to BLS concerning such applications. BLS shall keep Depomed promptly and fully informed of the course of patent prosecution or other proceedings relating to any such invention, and shall provide to Depomed copies of any substantive communications submitted to or received from patent offices throughout the world.

6.11                           Depomed shall have the right to assume responsibility for any patent or patent application filed in the Territory relating to the 1000mg Product that BLS intends to abandon or otherwise cause or allow to be forfeited. BLS shall give Depomed reasonable written notice prior to abandonment or other forfeiture of any patent or patent application so as to permit Depomed to exercise its rights under this Section at its own expense.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

7.                                      REPRESENTATIONS AND WARRANTIES; NON-COMPETITION

Representations and Warranties of BLS

7.1                                 BLS hereby warrants and represents to Depomed that:

(a)                                  to BLS’s knowledge, BLS has full right, title, and interest in and to or the right to practice all presently existing Patent Rights, Know-How, and Technical Information relating to 1000mg Product;

(b)                                 there are no outstanding written or oral agreements inconsistent with this Agreement; and

(c)                                  to BLS’s knowledge, it is empowered and has the right to enter into this Agreement and to grant the licenses provided herein without burdens, encumbrances, restraints, or limitations of any kind which could adversely affect the rights of Depomed under this Agreement; and

(d)                                 BLS has no knowledge of any patents or patent applications owned by a third party and not licensed to BLS that would be infringed by the practice of the presently existing Patent Rights, Know-How or Technical Information or by the Manufacture or Marketing of the 1000mg Product in the Territory nor has BLS received any claims by third parties with respect to such matters.

(e)                                  BLS has no knowledge of any claim that any third party asserts ownership rights in any of the Patent Rights, Know-How, and Technical Information,

(f)                                    BLS has no knowledge that BLS’s or its Affiliates’ use of any of the Patent Rights, Know-How, or Technical Information infringes any right of any third party.

(g)                                 except for general disclosures that have not been and will not be in detail sufficient to enable the recipient to Manufacture the 1000mg Product, and to BLS’s knowledge, BLS’s Technical Information has not been disclosed to others, and will

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

not be disclosed to persons other than Depomed, except pursuant to appropriate confidentiality agreements or to the extent disclosed in the patents, or as otherwise expressly permitted by this Agreement.

Mutual Representations and Warranties

7.2                                 Each Party hereby represents and warrants to the other Party as follows:

(a)                                  It is a corporation (or, in the case of BLS, a society with restricted liability) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It has all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by its Board of Directors;

(b)                                 There is no pending or, to its knowledge, threatened litigation involving it which would have any material adverse effect on this Agreement or on its ability to perform its obligations hereunder; and

(c)                                  There is no indenture, contract, or agreement to which it is a party or by which it is bound which prohibits or would prohibit the execution and delivery by it of this Agreement or the performance or observance by it of any material term or condition of this Agreement.

Non-Competition

7.3                                 BLS covenants and agrees with Depomed that, during the term of this Agreement, BLS shall not, in the Territory, whether for its own or any Affiliate’s account or for the account or benefit of any third party, make, have made, use, import, offer for sale, sell, or otherwise commercialise any product that includes the Active Ingredient (or any other salt, chiral forms or metabolites thereof) as the sole active ingredient except as contemplated by this Agreement, or authorize, permit or assist any other person to do any of the foregoing, except as permitted by this Agreement.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

7.4                                 The provisions of Section 7.3 shall not apply to the Manufacture or Marketing by BLS of the 1000mg Product if this Agreement is terminated by BLS with respect to the 1000mg Product, or if BLS acquires or re-acquires the right to the 1000mg Product from Depomed pursuant to this Agreement or to the Supply Agreement.

8.                                      INDEMNIFICATION

Indemnification of BLS

8.1                                 Depomed shall indemnify and hold harmless BLS and its officers, directors, employees and agents against and from any losses, damages, injuries, liabilities, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees, charges, or expenses (including reasonable attorneys’ fees) of BLS or any of its officers, directors, employees or agents arising from or relating to:

(a)                                  The breach or inaccuracy in any material respect of any Depomed representation or warranty contained in Article 7 of this Agreement;

(b)                                 Any claim that 1000mg Product packaging, labels, inserts and marketing and sales materials infringe a trademark, trade dress or copyright of a third party in the Territory (excluding any claim related to the Trademark);

(c)                                  Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the gross negligence or intentional act or omission of Depomed or its employees or agents relating to the Marketing of 1000mg Product;

(d)                                 The Marketing of 1000mg Product by Depomed, its Affiliates, its sublicensees, distributors and customers; or

(e)                                  The enforcement of BLS’s indemnification rights hereunder.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Indemnification of Depomed

8.2                                 BLS shall indemnify and hold harmless Depomed and its officers, directors, employees and agents against and from any losses, damages, injuries, liabilities, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees, charges or expenses (including reasonable attorneys’ fees) of Depomed or a third party arising from or relating to:

(a)                                  The breach or inaccuracy in any material respect of any BLS representation, warranty or covenant contained in Article 7 of this Agreement;

(b)                                 Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the gross negligence or intentional act or omission of BLS or its employees or agents relating to 1000mg Product;

(c)                                  Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the use of BLS’s proprietary drug delivery technology in the 1000mg Product;

(d)                                 The CMC section of the NDA for the 1000mg Product;

(e)                                  The manufacture of the 1000mg Product by or on behalf of BLS or its Affiliates; or

(f)                                    The enforcement of Depomed’s indemnification rights hereunder.

8.3                                 If any indemnified Party intends to claim indemnification under this Article 8 it shall promptly notify the other Party in writing of such alleged claim. The indemnifying Party shall have the sole right to control the defense and settlement thereof. The indemnified Party shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Article 8. The indemnified Party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying Party. In addition, the indemnifying Party shall be subrogated to the rights

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

of the indemnified Party against any third party, and such indemnified Party hereby assigns to the indemnifying Party all claims, causes of action and other rights that the indemnified Party may then have against any third party, including Affiliates and sublicensees, with respect to the claim, suit or proceeding. Conversely, and without in any way limiting the obligation of either Party to indemnify the other Party as herein provided, to the extent that any Party shall fail to perform its indemnification obligations under Section 8.1 or Section 8.2, such Party owing a duty of indemnification hereby assigns to the indemnified Party to whom indemnification is owed all claims, cause of action and other rights that the Party owing such duty may then have against any third party, including Affiliates and sublicensees with respect to the claim, suit or proceeding.

9.                                      CONFIDENTIALITY

9.1                                 Each of Depomed and BLS shall maintain all Technical Information and Clinical Information, and any other information about this Agreement and the businesses or affairs of the other relating to each of the 500mg Product and the 1000mg Product, in confidence, and shall not at any time disclose any such information to persons other than their Affiliates, officers, employees, agents, consultants, advisers, and licensees and potential sub-licensees, except where permitted by this Agreement, and only to the extent necessary for the purposes of this Agreement. Depomed and BLS shall use such information only to the extent necessary or permitted by this Agreement, or required by law. Depomed and BLS shall take all reasonable steps to ensure that their respective Affiliates, agents, officers, employees, representatives, consultants, advisors and licensees and potential licensees and sub-licensees maintain the obligations of confidence imposed on Depomed and BLS by this Agreement.

9.2                                 Section 9.1 shall not apply to any Technical Information or Clinical Information that:

(a)                                  is owned or Controlled by Depomed, or jointly by Depomed and BLS;

(b)                                 was known to Depomed at the time of its disclosure by BLS;

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

(c)                                  has been published or is otherwise within the public knowledge or is generally known to the public;

(d)                                 has come into the public domain without any breach of this Agreement;

(e)                                  became known or available to Depomed from a source having the right to make such disclosure to Depomed and without restriction on such disclosure to Depomed;

(f)                                    is disclosed to the public and is generally available to the public as a result of compliance with any applicable law or regulation;

(g)                                 is disclosed as the result of any applications for patents relating to the 1000mg Products anywhere in the world; or

(h)                                 after Regulatory Approval of the 1000mg Product is reasonably required by Depomed for the Marketing of the 1000mg Product in the Territory

9.3                                 Each Party acknowledges that improper use or disclosure of information of the other Party that must be kept in confidence under Section 9.1 above would cause substantial harm to the other Party (in particular in barring patent protection for that Party’s technology), and that such harm could not be remedied by the payment of damages alone. Accordingly, each Party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Article 9 by the other Party, without prejudice to all other remedies available at law or in equity.

10.                               TERM

10.1                           Unless sooner terminated as herein provided, this Agreement shall become effective on the Effective Date and shall continue in effect thereafter until it is terminated in accordance with the terms hereof.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

11.                               EXPIRY AND TERMINATION

11.1                           Unless earlier terminated pursuant to Section 11.2 below, this Agreement shall not expire.

11.2                           At any time during the Term of this Agreement, either BLS or Depomed may terminate this Agreement with respect to the 500mg Product or the 1000mg Product if the other Party is in material breach or default in the performance or observance of any of the provisions of this Agreement applicable to it and relating to the product in respect of which termination of this Agreement is sought, and such breach or default is not cured within sixty days (or thirty days in the case of failure to make royalty or other payments due hereunder) after the giving of notice by the Party specifying such breach or default.

11.3                           At any time during the Term of this Agreement, either Depomed or BLS may terminate this Agreement forthwith for cause, as “Cause” is described below, by giving written notice to the other Party. “Cause” for termination by one Party of this Agreement shall be deemed to exist if, with respect to the other Party:

(a)                                  (i) a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be instituted by such Party, or such Party shall consent to the entry of any order for relief in an involuntary case under any such law; (ii) a general assignment for the benefit of creditors shall be made by such Party; (iii) such Party shall consent to the appointment of or possession by a receiver, liquidation, trustee, custodian, sequestrator or similar official of the property of such Party or of any substantial part of its property; or (iv) such Party shall adopt a directors resolution in furtherance of any of the foregoing actions specified in this subsection (a); or

(b)                                 a decree or order for relief by a court of competent jurisdiction shall be entered in respect of such Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, trustee, sequestrator or other similar official of such Party to wind up or

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

liquidate its affairs, and any such decree or order shall remain unstayed or undischarged and in effect for a period of sixty days.

11.4                           Upon termination by BLS for Cause, Depomed shall, at the request of BLS, assign to BLS the Regulatory Approval for the 1000mg Product in the Territory, within ten (10) days after BLS has paid to Depomed all of the costs incurred by Depomed in obtaining Regulatory Approval of the 1000mg Product in the Territory.

11.5                           Except as set forth in Sections 11.1 and 11.4, upon termination of this Agreement pursuant to Section 11.2, the licenses granted to Depomed in Sections 2.1 and 2.2 of this Agreement shall terminate. Notwithstanding such termination, and subject to the terms and conditions of this Agreement, Depomed may dispose of, by sale or otherwise, any remaining inventory of 1000mg Product that Depomed may have in its possession or control on the date of termination.

11.6                           Termination shall not release Depomed or BLS from any obligations or liabilities that matured prior to termination, including without limitation the obligations of Depomed to make any payments owing at the time of termination through the date of termination. If the terms of this Agreement expressly state that a right or obligation shall survive expiration or termination of this Agreement, such right or obligation shall survive expiration or termination to the degree necessary to allow complete fulfilment or discharge of the right or obligation. The provisions of Articles 6.1 - 6.5, 7, 8, 9 and 12 of this Agreement shall survive the expiration or termination of this Agreement.

11.7                           In the event of termination or expiration, each of BLS and Depomed shall retain ownership of the ideas, inventions, discoveries, developments, designs, trademarks, trade secrets, improvements, know-how, process, procedures, techniques, formulae, computer programs, drawings, technology(ies) and intellectual and industrial property accorded to each under the terms of this Agreement.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

12.                               PUBLICITY

12.1                           Neither Party will originate any publicity, news release, public comment or other public announcement, written or oral, whether to the press, to stockholders, or otherwise, relating to this Agreement, without the written consent of the other Party, except for such announcement which, in accordance with the advice of legal counsel to the Party making such announcement, is required by law or the regulations of the securities exchange or market on which the disclosing Party’s securities are traded. The Party making any announcement which is required by law or the regulations of the securities exchange or market on which the disclosing Party’s securities are traded will, unless prohibited by law, give the other Party an opportunity to review the form and content of such announcement and comment before it is made. Either Party shall have the right to make such filings with governmental agencies as to the contents and existence of this Agreement as it shall reasonably deem necessary or appropriate.

13.                               ASSIGNABILITY

13.1                           This Agreement may be assigned by either Party to an Affiliate or as part of the sale by either Party of all of its business of which this Agreement may be a part without the consent of the other Party; provided, however, that neither Party shall assign this Agreement to an Affiliate that is not reasonably capable of performing all of its obligations under this Agreement. Except as permitted by this Section 13.1, Depomed shall not assign any rights licensed to BLS under this Agreement. BLS may assign, sublicense, subcontract or delegate, to any Affiliate of BLS reasonably capable of performing such obligations, all or part of the rights and obligations of BLS under this Agreement, but in no event shall such assignment, sublicensing, subcontracting or delegation be deemed to relieve BLS of its liabilities or obligations to Depomed under this Agreement. BLS expressly acknowledges and agrees that BLS shall remain fully and unconditionally obligated and responsible for the full and complete performance of all of BLS’s obligations under the terms and conditions of this Agreement. This Agreement

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

may not otherwise be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

13.2                           No assignment permitted by this Article 13 to an Affiliate of either Party shall serve to release either Party from liability for the performance of its obligations hereunder.

14.                               PATENT LIFE EXTENSION

Each Party undertakes to inform the other Party of:

(a)                                  the date of filing any Applicable Permit covering 1000mg Product in a given country;

(b)                                 the date of approval by the FDA or its equivalent from the relevant authority in the country, if required;

(c)                                  the date of obtaining Product approval (or equivalent authorization) from the FDA or its equivalent in a given country;

(d)                                 if applicable, the date of obtaining the price approval in a given country as well as the amount of the price approval with regard to any such country;

(e)                                  the date of the first sale of 1000mg Product in a given country; and

(f)                                    any events which might be material to the other Party in connection with a possible extension of the patent protection term.

15.                               NOTICES

15.1                           All notifications, demands, approvals and communications required to be made under this Agreement shall be given in writing and shall be effective when either personally delivered or sent by facsimile if followed by prepaid air express addressed as set forth below. The Parties hereto shall have the right to notify each other of changes of address during the Term of this Agreement.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, California 94025
Attention: President

Facsimile: 650-462-9991

With a copy to:

Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025
Attention:  Matthew Gosling
Facsimile: 650-324-0638

Biovail Laboratories International SRL
Chelston Park
Building 2, Collymore Rock
St. Michael BH1
Barbados, West Indies

Attention: Mr. Eugene Melnyk, President
Facsimile No.: (246) 437-7085

With a copy to:

Biovail Corporation
7150 Mississauga Road
Mississauga, Ontario
L5N 8M5

Attention: Vice President, Associate General Counsel
Facsimile: 905 286 3374

Any such notice mailed as aforesaid shall be deemed to have been received by and given to the addressee on the date specified on the notice of receipt and delivery evidenced to the sender.

16.                               FORCE MAJEURE

16.1                           In the event of any failure or delay in the performance by a Party of any provision of this Agreement due to acts beyond the reasonable control of such Party (such as, for example,

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

fire, explosion, strike or other difficulty with workmen, shortage of transportation equipment, accident, act of God, or compliance with or other action taken to carry out the intent or purpose of any law or regulation, or an order or judgment of any court of competent jurisdiction, whether interim, temporary, interlocutory or permanent), then such Party shall have such additional time to perform as shall be reasonably necessary under the circumstances. In the event of such failure or delay, the affected Party will use its diligent efforts, consonant with sound business judgment and to the extent permitted by law, to correct such failure or delay as expeditiously as possible.

16.2                           In the event that a Party is unable to perform any of its obligations under this Agreement by a reason described in Section 16.1 above, the obligations under this Agreement shall be suspended during such time of non-performance.

17.                               MISCELLANEOUS

17.1                           This Agreement and the Supply Agreement define the full extent of the legally enforceable undertakings of the Parties hereto with respect to the Manufacture and Marketing of the 500mg Product and the 1000mg Product for and in the Territory as of and after the Effective Date, and with respect to the rights and obligations of the Parties relating the Manufacture and Marketing of the 500mg Product and the 1000mg Product for and in the Territory after the Effective Date, supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement. Nothing in this Agreement affects any rights or obligations of the Parties relating to the Manufacture or Marketing of the 500mg Product for or in the Territory prior to the Effective Date, and except as otherwise expressly provided by this Agreement, none of the rights or obligations of the Parties under the Prior Agreement, any amendments thereto or any other agreements between the Parties relating to the 500mg Product in the Territory prior to the Effective Date are

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

affected by this Agreement, provided, however, that no such rights or obligations created or arising prior to the Effective Date shall continue in force after the Effective Date except as expressly provided in this Agreement. No promise or representation, written or oral, with respect to the subject matter hereof which is not set forth explicitly in this Agreement is intended by either Party to be legally binding. Both Parties acknowledge that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby, neither has relied upon any statements or representations, written or oral, other than those explicitly set forth in this Agreement.

17.2                           It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement which substantially affects the commercial basis of this Agreement shall be determined to be invalid or unenforceable, such provision shall be amended as hereinafter provided to delete therefrom or revise the portion thus determined to be invalid or unenforceable. Such amendment shall apply only with respect to the operation of such provision of this Agreement in the particular jurisdiction for which such determination is made, provided no unfairness results. In such event, the Parties agree to use reasonable efforts to agree on substitute provisions, which, while valid, will achieve as closely as possible the same economic effects or commercial basis as the invalid provisions, and this Agreement otherwise shall continue in full force and effect. If the Parties cannot agree to such revision within sixty days after such invalidity or unenforceability is established, the matter may be submitted by either Party to arbitration as provided in this Agreement to finalize such revision.

17.3                           The waiver by a Party of any single default or breach or succession of defaults or breaches by the other shall not deprive either Party of any right under this Agreement arising out of any subsequent default or breach.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

17.4                           All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York without regard to that state’s conflict of laws rules or principles.

17.5                           Nothing in this Agreement authorizes either Party to act as agent for the other Party as to any matter. The relationship between BLS and Depomed is that of independent contractors.

17.6                           Any and all disputes between the Parties relating in any way to the entering into of this Agreement and/or the validity, construction, meaning, enforceability, or performance of this Agreement or any of its provisions, or the intent of the Parties in entering into this Agreement, or any of its provisions arising under this Agreement, except for any disputes relating to the provisions of Articles 5, 7, 8 and 11, shall be settled by binding arbitration. Such arbitration shall be conducted at New York, New York, in accordance with the rules then pertaining of the American Arbitration Association with a panel of three arbitrators. Each Party shall select one arbitrator and the two selected arbitrators shall select the third arbitrator. If the two selected arbitrators cannot agree on a third arbitrator then the American Arbitration Association shall select said arbitrator from the National Panel of Arbitrators. Reasonable discovery as determined by the Arbitrators shall apply to the arbitration proceeding. The law of the State of New York shall apply to the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The successful Party in such arbitration, in addition to all other relief provided, shall be entitled to an award of all its reasonable costs and expenses including attorney costs. Both Parties agree to waive, and the Arbitrators shall have no right to award, punitive damages in connection with an arbitration proceeding hereunder.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers on the date first above written.

DEPOMED, INC.

By:	/s/ Carl A. Pelzel
Name:	Carl A. Pelzel
Title:	Executive Vice President & COO

BIOVAIL LABORATORIES
INTERNATIONAL SRL

By:	/s/ John A.R. McCleery
Name:	John A.R. McCleery
Title:	Vice President, General Manager

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule 1.20

Patent Rights - Patents and Patent Applications

[***]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.